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                                                                   Exhibit 10.22


                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 AHT CORPORATION
                                 AS THE COMPANY

                                       AND

                                  CYBEAR, INC.
                                AS THE PURCHASER

                              DATED: MARCH 27, 2000
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                          SECURITIES PURCHASE AGREEMENT


         AGREEMENT, dated March 27, 2000, by and between AHT CORPORATION, a Delaware corporation (the "Company"), and CYBEAR, INC., a Delaware corporation (the "Purchaser").

                                R E C I T A L S:

         WHEREAS, the Company is currently contemplating raising up to $4,000,000 in a private placement of debt securities (the "Offering"); and

         WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser desires to purchase from the Company, $4,000,000 aggregate principal amount of the Company's 10% Senior Secured Convertible Note due March 31, 2001 (the "Convertible Note"), with terms and conditions as set forth in the form of Convertible Note attached hereto as EXHIBIT A (with such changes and modifications as may be approved by the Purchaser); and

         WHEREAS, in order to induce the Purchaser to enter into the transactions described in this Agreement, the Company desires to issue to the Purchaser warrants to purchase 300,000 shares of the Company's common stock, $.01 par value (the "Common Stock") on the terms and conditions described in the Common Stock Purchase Warrant in the form attached hereto as EXHIBIT B (with such changes and modifications as may be approved by the Purchaser) (the "Warrants"); and

         WHEREAS, the Convertible Note will be convertible into shares of Common Stock, and the Purchaser will have registration rights with respect to such shares of Common Stock issuable upon conversion as set forth in the Registration Rights Agreement in the form attached hereto as EXHIBIT C; and

         WHEREAS, the Purchaser will have certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants as set forth in the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.       DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person (the "Subject Person"),
(i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary
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of the Subject Person) which is Controlled by or is under common Control with a
Controlling Person.

         "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Asset Sale" has the meaning set forth in Section 8.7.

         "Average Market Price" means, for any security as of any date, the average of the closing price on the Nasdaq Market as reported by Bloomberg or, if the Nasdaq Market is not the principal trading market for such security, the closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing price is reported for such security by Bloomberg, then the average of the high bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for the thirty (30) consecutive Trading Days immediately prior to such date.

         "Balance Sheet Date" has the meaning set forth in Section 4.7.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

         "Benefit Plans" has the meaning set forth in Section 4.9(b).

         "Bloomberg" means Bloomberg, L.P.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and Miami, Florida are authorized or required by law to close.

         "Capital Reorganization" has the meaning set forth in Section 11.5.

         "Change of Control" means:

                  (i) after the date of this Agreement any Person, other than the Purchaser or an Affiliate of the Purchaser, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC pursuant to the Exchange Act) of 33.3% or more of the outstanding shares of Common Stock of the Company;

                  (ii) a transfer of all or substantially all of the assets of the Company to any Person, other than the Purchaser or an Affiliate of the Purchaser, in a single transaction or series of related transactions;

                  (iii) a consolidation, merger or amalgamation of the Company with or into another Person, other than the Purchaser or an Affiliate of the Purchaser, (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of

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         outstanding shares of Common Stock or in which the Company is the surviving entity, (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock or (z) consummated in compliance with Section 8.5 hereof); or

                  (iv) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company (x) was approved by a vote of at least 50.1% of the Directors then still in office who were either Directors as of the date hereof or whose election or nomination for election was previously so approved or (y) supported by the Purchaser or its Affiliates, cease for any reason to constitute at least a majority of the Board of Directors of the Company then in office; or

         "Closing" has the meaning set forth in Section 2.3.

         "Closing Date" means March 27, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means AHT Corporation, a Delaware corporation, and its successors.

         "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.

         "Consolidated Subsidiary" means at any date with respect to any Person, any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

         "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of the Convertible Note by the holder thereof to the Company if such day is a Business Day, or the next succeeding Business Day if the date of delivery is not a Business Day.

         "Conversion Price" means the lower of (i) 80% of the Average Market Price per share of Common Stock on the Conversion Date; or (ii) $4.34.

         "Conversion Shares" has the meaning set forth in Section 4.5.

         "Convertible Note" means the Company's 10% Senior Secured Convertible Note substantially in the form set forth as EXHIBIT A hereto.


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         "Deadline" has the meaning set forth in Section 10.1.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any event or condition which constitutes an Event of Default or which, with the giving of notice or lapse of time or both would, unless cured or waived, will constitute an Event of Default.

         "Default Interest Rate" has the meaning set forth in the Convertible Note.

         "Derivative Securities" has the meaning set forth in Section 10.6.

         "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

         "Environmental Laws" means any and all federal, state, municipal, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

         "Event of Default" has the meaning set forth in Section 12 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fixed Price(s)" has the meaning set forth in Section 11.1.

         "GAAP" has the meaning set forth in Section 1.2.


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         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "Guaranty Agreement" means the Guaranty Agreement of even date herewith between Advanced Health Technologies Corporation, Advanced Health Management Corporation, and Advanced Health Bukstel and Halfpenny Corporation, each a Delaware corporation and wholly owned subsidiary of the Company, in the form attached hereto as EXHIBIT H.

         "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

         "Intellectual Property" has the meaning set forth in Section 4.20.

         "Issuer Registration Statement" means a registration statement filed by the Company which seeks to register the sale of securities by the Company for cash.

         "License Agreement" means the Co-Marketing and License Agreement of even date herewith between the Purchaser and Advanced Health Technologies Corporation, a wholly owned subsidiary of the Company, in the form attached hereto as EXHIBIT G.

         "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Liquidated Damages Amount" has the meaning set forth in Section 8.2.

         "Listing Applications" shall have the meaning set forth in Section 4.4.

         "Material Adverse Effect" means for a specified party, a material adverse effect on (a) the business, operations, property or condition of the specified party taken as a whole, (b) the ability of the specified party to perform its material obligations under this Agreement, or (c) the validity or enforceability against the specified party of this Agreement or the rights or remedies of any other party

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hereunder to such an extent that such Agreement or the rights or remedies of any other party hereunder to such an extent that such other party would be deprived of the practical realization of the benefits contemplated by this Agreement to be derived by such other party from this Agreement, including the exhibits to this Agreement, and on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith, and; provided, however, that the existence of a Material Adverse Effect shall be deemed not to include (x) the adverse impact, if any, of changes in laws, rules, regulations, interpretations or other promulgations of any governmental authority, or changes in GAAP, regulatory accounting requirements and market conditions applicable to companies in the same line of business as the specified party, or (y) the impact of the fees and expenses of all counsel, accountants and financial advisors, and the other costs and expenses reasonably incurred by the specified party, in connection with this Agreement and the transactions contemplated by this Agreement.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

         "Maturity Date" shall mean the date of maturity of the Convertible Note; specifically, March 31, 2001.

         "Maximum Number of Shares" shall mean 2,213,550 shares of Common Stock, which amount is equal to 19.9% of the outstanding Common Stock on the Closing Date, less 300,000 for Warrants.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Nasdaq Market" means the Nasdaq Stock Market's National Market.

         "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) underwriters' fees, brokerage commissions, professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes and income taxes payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

         "Notice of Conversion" means the form to be delivered by the holder of the Convertible Note upon conversion of all or a portion thereof to the Company substantially in the form of EXHIBIT D attached hereto.

         "Notice of Exercise" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company.


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         "Offering" has the meaning set forth in the Recitals.

         "Other Taxes" has the meaning set forth in Section 3.6(d).

         "Par Value Redemption Price" has the meaning set forth in Section
3.3(a).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

         "Permitted Debt" has the meaning set forth in Section 8.1.

         "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Premium Price" shall mean a dollar amount equal to: (i) one hundred twenty percent (120%) of the principal amount of the Convertible Note then outstanding, plus (ii) all accrued and unpaid interest (including Default Interest, if any) thereon.

         "Purchase Price" means the purchase price for the Securities set forth in Section 2.2 hereof.

         "Purchaser" means Cybear, Inc., a Delaware corporation, and its successors and assigns.

         "Registrable Securities" has the meaning set forth in Section 10.4(a).

         "Registration Default" has the meaning set forth in Section 10.4(e).

         "Registration Default Notice" has the meaning set forth in Section 10.4(f).

         "Registration Maintenance Period" has the meaning set forth in Section 10.4(d).

         "Registration Rights Agreement" means the agreement between the Company and the Purchaser dated the Closing Date substantially in the form set forth in EXHIBIT C attached hereto.

         "Required Effectiveness Date" has the meaning set forth in Section 10.4(d).


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         "Required Registration Statement" means a registration statement on which the Registrable Securities are listed pursuant to the Registration Rights Agreement.

         "Rights Offering" has the meaning set forth in Section 11.3.

         "SEC" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

         "SEC Reports" shall have the meaning set forth in Section 4.7.

         "Securities" means the Convertible Note, the Warrants and, as applicable, the Conversion Shares and the Warrant Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the agreement between the Purchaser, the Company and Advanced Health Technologies Corporation, Advanced Health Management Corporation, and Advanced Health Bukstel and Halfpenny Corporation (each a Delaware corporation and wholly owned subsidiary of the Company) dated the Closing Date substantially in the form set forth in EXHIBIT E attached hereto.

         "Share Reorganization" has the meaning set forth in Section 11.2.

         "Significant Subsidiary" has the meaning ascribed to it under the regulations promulgated under the Securities Act.

         "Solvency Certificate" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Convertible Note and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith).

         "Special Distribution" has the meaning set forth in Section 11.4.

         "Subordination Terms" means with respect to any Debt the terms of subordination set forth in EXHIBIT F hereto and which terms shall be set forth in the instrument evidencing or governing such Debt.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company.

         "Subsidiary Corporate Documents" means the certificates of incorporation and by-laws of each Subsidiary.


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         "Taxes" has the meaning set forth in Section 3.5(a).

         "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

         "Transaction Agreements" means this Agreement, the Convertible Note, the Warrants, the Registration Rights Agreement, the License Agreement, the Security Agreement and the Guaranty Agreement.

         "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Warrants" means the Common Stock Purchase Warrants to purchase 300,000 shares of Common Stock issued to the Purchaser on the Closing Date in the form of EXHIBIT B hereto

         "Warrant Shares" has the meaning set forth in Section 4.5.


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1.2      Accounting Terms And Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

2.       PURCHASE AND SALE OF SECURITIES

2.1 Purchase and Sale of Convertible Note. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, the Convertible Note in the principal amount of $4,000,000. In connection with the purchase and sale of the Convertible Note, the Company will issue to the Purchaser the Warrants to purchase 300,000 shares of Common Stock in the form of EXHIBIT B hereto.

2.2 Purchase Price. The purchase price for the Convertible Note shall be 100% of the principal amount thereof. One Dollar ($1.00) of the purchase price of the Convertible Note shall be allocated to the Warrants. The aggregate consideration payable by the Purchaser to the Company for the Convertible Note and the Warrants shall be $4,000,000 (the "Purchase Price").

2.3      Closing and Form of Payment.

             (a) On the Closing Date, payment of the Purchase Price by the Purchaser, subject to the satisfaction of all terms and conditions set forth herein, shall be made by wire transfer to the Company of immediately available funds.

             (b) The closing of the transactions contemplated by this Agreement shall occur on the Closing Date at the offices of the Company (the "Closing"). At the Closing, the Company shall deliver to the Purchaser (A) the Convertible
Note issued to the Purchaser as of the Closing Date, and (B) the Warrants issued to the Purchaser as of the Closing Date, against payment of the Purchase Price.

3.       PAYMENT TERMS OF CONVERTIBLE NOTE

3.1 Payment Mechanics. The Company will pay all sums becoming due on the Convertible Note by the method and at the address specified for such purpose as the Purchaser shall specify to the Company in writing for such purpose, without the presentation or surrender of the Convertible Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Note, the Purchaser shall surrender the Convertible Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. All payments to the Purchaser shall be made for the Purchaser's benefit to the Purchaser. Prior to any sale or other disposition of the Convertible Note, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Note to the Company in exchange for a new Convertible Note. The Company will afford

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the benefits of this Section 3.1 to any transferee of the Convertible Note purchased under this Agreement and that has made the same agreement relating to this Convertible Note as the Purchaser has in this Section 3.1; PROVIDED that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

3.2 Voluntary Prepayment. Following the Closing Date, the Company, at any time and from time to time, upon not less than thirty (30) days prior written notice ("Prepayment Notice") to the Purchaser, shall have the right to redeem all, but not less than all, of the outstanding principal amount of the Convertible Note then outstanding at the Premium Price. The Purchaser will have Conversion Rights until the close of business on the date immediately preceding the date fixed for redemption.

3.3      Mandatory Payments.

             (a) Interest Payments: Par Value Redemption. Commencing on the Closing Date and continuing thereafter until the Maturity Date, the Company shall pay to Purchaser on a quarterly basis interest computed at a rate equal to ten percent (10%) per annum on the outstanding principal balance of the Convertible Note outstanding from time to time during such quarterly period. The first quarterly interest payment shall be due on June 30, 2000. Two subsequent quarterly interest payments shall be made, one on September 30, 2000 and the other on December 31, 2000. On March 31, 2001 the remaining outstanding principal balance of the Convertible Note plus all accrued and unpaid interest thereon shall be due and payable in full (including, without limitation, Default Interest, if any) (the unpaid principal balance of the Convertible Note, plus all accrued and unpaid interest thereon, including Default Interest, if any, is herein referred to as the "Par Value Redemption Price").

             (b) Change of Control Premium Price Redemption. Upon the occurrence of a Change of Control of the Company and for a period of six months thereafter, the Purchaser shall have the right to cause the Company to redeem the principal amount of the Convertible Note then outstanding, together with all accrued and unpaid interest (including Default Interest, if any) thereon at the Premium Price, upon ten (10) days prior written notice.

3.4      Prepayment Procedures.

             (a) Any prepayment or redemption of the Convertible Note pursuant to Sections 3.2 or 3.3 above shall be deemed to be effective and consummated (for purposes of determining the Premium Price, the amount of accrued and unpaid interest and the time at which the Holder shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Note) on the date the redemption is consummated.

             (b) Within five (5) Business Days after (i) the Maturity Date or
(ii) the effective date of a prepayment or redemption of the Convertible Note as specified in Section 3.4(a) above, the Company shall deliver by wire transfer in immediately available funds the applicable prepayment/redemption price to the Purchaser. If the Purchaser does not receive payment of any amounts due for prepayment or on redemption of the Convertible Note by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the

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Purchaser on demand (i) interest on the sums not paid when due at an annual rate equal to the Default Interest Rate; and (ii) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not any suit or other formal proceedings are instituted.

             (c) Any Notice of Conversion delivered by the Purchaser (including delivery via telecopy) to the Company prior to the (i) Maturity Date or (ii) effective date of a redemption specified in Section 3.4(a) above, shall be honored by the Company and the conversion of the Convertible Note shall be deemed effected on the Conversion Date. In addition, between the effective date of redemption specified in Section 3.4(a) above and the date the Company is required to deliver the redemption proceeds to the Purchaser, the Purchaser may deliver a Notice of Conversion to the Company, PROVIDED that such notice will be
(i) of no force or effect if the Company timely pays the redemption proceeds to the Purchaser when due or (ii) honored on or as of the date the Notice of Conversion if the Company fails to timely pay the redemption proceeds to the Purchaser when due.

3.5 Payment of Additional Amounts. Any and all payments by the Company hereunder or under the Convertible Note to the Purchaser shall be made without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Note (i) the Company shall make such deductions or withholdings; and (ii) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as of the Closing Date the following:

4.1 Organization and Qualification. The Company and each Significant Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The SEC Reports sets forth a list of all Significant Subsidiaries and the jurisdiction in which each is incorporated. The Company and each of its Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect.

4.2      Authorization and Execution.

             (a) Except as contemplated by Section 7.9, the Company has all requisite corporate power and authority to enter into and perform the Transaction Agreements and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

             (b) Except as contemplated by Section 7.9, the execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

             (c) The Transaction Agreements have been duly executed and delivered by the Company.

             (d) The Transaction Agreements constitute, and upon execution and delivery thereof by the Purchaser , will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability.

4.3 Capitalization. As of December 31, 1999, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth in the SEC Reports or as disclosed in Schedule 4.3, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or other arrangements, in each case under which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Note, Conversion Shares, Warrants or Warrant Shares. The Company has made available to the Purchaser true and correct copies of the Company's SEC Reports, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4.4 Governmental Authorization. The execution and delivery by the Company of the Transaction Agreements will not, the issuance and sale by the Company of the Securities will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, (c) the additional share notice ("Listing Applications") to be filed with the Nasdaq Market relating to the shares of Common Stock issuable upon conversion of the Convertible Note and exercise of the Warrants and (d) the filing of a "Form D" as described in Section 7.13 below.

4.5 Issuance of Shares. Subject to the matters contemplated by Section 7.9, upon conversion in accordance with the terms of the Convertible Note, or upon exercise in accordance with the terms of the Warrants (assuming the payment of the exercise price set forth in the Warrants), the shares of Common Stock issued upon conversion of the Convertible Note (the "Conversion Shares") or exercise of the Warrants (the "Warrant Shares") shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable United States federal securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of the Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Convertible
Note in accordance with this

Agreement and the Convertible Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4.6 No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party will not, the issuance and sale by the Company of the Securities will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, as of the date hereof, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents,
(iii) any agreement, judgment, injunction, order, decree or other material instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except in the case of (i) or (ii) hereof where such contravention or default would not have a Material Adverse Effect. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except in each case where such failure would not have a Material Adverse Effect.

4.7 Financial Information and Sec Reports. Since December 31, 1998, the Company has timely filed all forms, reports and documents with the SEC required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has made available to the Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents, as well as the Company's unaudited financial statements for the year ended December 31, 1999 which the Company intends to file after the completion of its audit as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 Statement"). Such SEC Reports, at the time filed complied in all material respects in light of the circumstances when made with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Reports. The SEC Reports (including without limitation, the financial statements or schedules included therein) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports and the 1999 Statement, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments and (iii) fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1999 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, the 1999 Statement or otherwise disclosed to the Purchaser in writing, there has been (i) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations of the Company and its Subsidiaries except in the ordinary course of business.

4.8 Litigation. Except as disclosed in the SEC Reports or in Schedule 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official which is reasonably likely to have a Material Adverse Effect.

4.9      Compliance with ERISA and Other Benefit Plans.

             (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

             (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

             (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

4.10 Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a Material Adverse Effect. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

4.11 Taxes. All United States federal, state, county, municipal, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

4.12 Investments, Joint Ventures. Except set forth on Schedule 4.12, the Company has no Significant Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement, other than as set forth in the SEC Reports.

4.13 Not an Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.14 No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchaser and its Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to the Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

4.15 Permits. Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; and (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit.

4.16 Leases. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

4.17 Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

4.18     Intellectual Property Rights.

             (a) Except as set forth on Schedule 4.18 attached hereto, each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, as applicable, all of the patents, trademarks, tradenames, service marks, service names, trade secrets, protected computer software (including, without limitation, any source or object codes therefor or documentation relating thereto) and copyright registrations, and applications therefor, including all Internet domain names registered with any third party, technology rights and licenses, franchises, know-how, processes, inventions and intellectual property rights necessary for and material to the conduct of its business (collectively, "Material Intellectual Property").

             (b) Schedule 4.18 contains a true and complete list of all Material Intellectual Property, therefor owned by or licensed to the Company or its Subsidiaries on the date hereof, including all Internet domain names registered with any third party. Except as set forth in Schedule 4.18, the Company or its Subsidiaries owns, or is a valid licensee of all Material Intellectual Property used in its business as currently conducted. Neither the Company, its Subsidiaries or, to the Company's and its Subsidiaries' knowledge, its predecessors has materially interfered with or misappropriated the intellectual property of others, and none of the Material Intellectual Property as used in the business conducted by such entity infringes in any material manner upon or otherwise violates the intellectual property of others, nor to the Company's and its Subsidiaries' knowledge with respect to predecessors, has any person asserted a claim of such material infringement or violation of intellectual property against any such entity. Except as set forth on Schedule 4.18, neither the Company nor its Subsidiaries has licensed or sublicensed its rights in any Material Intellectual Property, except non-exclusive licenses in the ordinary course of business, forms of which license agreements and a list of which licensees, the Company has delivered or made available to the Purchaser.

             (c) To the Company's and its Subsidiaries' knowledge, except as described on Schedule 4.18 or disclosed in the SEC Reports, no officer, director or employee of the Company or its Subsidiaries has entered into any contract other than on behalf of the Company or such Subsidiary and with the Company's authorization, which requires such officer, director or employee to assign any interest in any Material Intellectual Property.

             (d) The Material Intellectual Property owned or licensed by the Company or its Subsidiaries is sufficient to continue to operate the business as conducted on the date hereof.

             (e) Except as set forth on Schedule 4.18, there are no settlements, forbearances to sue, consents, judgments, or orders of which the Company or a Subsidiary is a party or of which it is aware and which (i) restrict the Company's or a Subsidiary's rights to use any Material Intellectual Property owned by or licensed to the Company or such Subsidiary or (ii) permit third parties to use any Material Intellectual Property.

             (f) Except as set forth in Section 12 hereof or on Schedule 4.18, the consummation of the transactions contemplated hereby will not result in the material loss or impairment of Company's or a Subsidiary's right to own or use any of the Material Intellectual Property, nor will require the consent of any government authority or third party in respect of such Material Intellectual Property.

4.19 Insurance. The Company and its Subsidiaries maintain insurance in at least such amounts and cover such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

4.20 Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7 as being owned by the Company.

4.21 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, where non-compliance therewith could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

4.22     Standstill. The Company shall comply with the terms and provisions of
Section 8.3 and has no intention of violating the terms and provisions of such Section.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser hereby represents and warrants to the Company that:

5.1      Authorization and Execution.

             (a) The execution, delivery and performance of the Transaction Agreements, to the extent the Purchaser has executed such agreements and the purchase of the Securities pursuant hereto are within the Purchaser's corporate powers, and have been duly and validly authorized by all requisite corporate action;

             (b) The Transaction Agreements have been duly executed and delivered by the Purchaser.

             (c) The execution and delivery by the Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser.

5.2 Acquisition for Investment. The Purchaser is acquiring the Convertible Note and the Warrants, and will acquire the Conversion Shares and the Warrant Shares, for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the Securities Act; and the Purchaser has no intention of making any distribution, within the meaning of the Securities Act, of the Securities except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom; PROVIDED, however, that by making this representation the Purchaser does not agree to hold the securities for any minimum or specified period of time (unless any such holding period is required by the terms of any such exemption being relied on by the Purchaser); and PROVIDED that the disposition of the Purchaser's property shall at all times be and remain within its control.

5.3 Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act by reason of Rule 501(a)(3) thereof;

5.4 Reoffers and Resales. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not requiring registration under the Securities Act;

5.5      Company Reliance. The Purchaser understands that (a) the Convertible
Note is being offered and sold and the Warrants are being issued to the Purchaser, (b) upon conversion of the Convertible Note, the Conversion Shares will be issued to the Purchaser, (c) upon exercise of the Warrants, the Warrant Shares will be issued to the Purchaser, in each such case in reliance on one or more exemptions from the registration requirements of the Securities Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire or receive an offer to acquire the Securities; and the information with respect to the Purchaser provided to the Company by the Purchaser is accurate and complete in all material respects;

5.6 Information Provided. The Purchaser and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Convertible Note and issuance of the Warrants, and the offer of the Conversion Shares and the Warrant Shares deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company's responses to the Purchaser's requests); the Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and have received satisfactory answers to any such inquiries (assuming the accuracy and completeness of the SEC Reports and the Company's responses to the Purchaser's requests); without limiting the generality of the foregoing, the Purchaser has had the opportunity to obtain and to review the SEC Reports and the Schedules hereto in connection with its decision to purchase the Convertible Note and to acquire the Warrants, the Purchaser has relied solely upon the SEC Reports, the Schedules hereto, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any independent investigation of the Company completed by the Purchaser or its advisors, if any, and is not relying on any oral representation, statement or promise of any employee or agent of the Company; the Purchaser understands that its investment in the Securities involves a high degree of risk.

5.7 Absence of Approvals. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

5.8 Purchaser Status. The Purchaser is not a "broker" or "dealer" as those terms are defined in the Exchange Act which is required to be registered with the SEC pursuant to Section 15 of the Exchange Act.

5.9      Standstill. The Purchaser shall comply with the terms and provisions of
Section 8.3 and has no intention of violating the terms and provisions of such Section.

6.       CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

6.1 Conditions Precedent to the Purchaser's Obligation to Purchase. The obligation of the Purchaser to purchase the Convertible Note and Warrants at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, PROVIDED that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

             (a) The Company shall have executed and delivered to the Purchaser the Transaction Agreements;

             (b) The Company shall have delivered to the Purchaser duly executed certificates representing the Convertible Note and the Warrants in accordance with Section 2.3 hereof;

             (c) The Company shall have delivered the Solvency Certificate;

             (d) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Purchaser shall have received an Officer's Certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser;

             (e) The Company shall have received all governmental, board of directors, shareholders and third party consents and approvals necessary in connection with the issuance and sale of the Securities;

             (f) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

             (g) The Purchaser shall have received an opinion, dated the Closing Date, of O'Sullivan Graev & Karabell LLP, counsel to the Company, in a form acceptable to the Purchaser, as to certain matters relating to the Company and the transactions contemplated by this Agreement;

             (h) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

             (i) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchaser;

             (j) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the Purchaser;

             (k) The Purchaser shall have confirmed receipt of the Convertible Note and the Warrants to be issued, duly executed by the Company;

             (l) Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing; and

             (m) The Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as it shall reasonably request.

6.2 Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Securities to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

             (a) The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the Closing Date and the Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date;

             (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

             (c) Receipt by the Company of duly executed counterparts of the Transaction Agreements signed by the Purchaser; and

             (d) The Company shall have received payment of the Purchase Price of the Convertible Note.

7.       AFFIRMATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof for so long as the Convertible Note remains outstanding (except for Sections 7.1(a), 7.8, 7.9, 7.10 and 7.11, which shall apply for so long as the Convertible Note or Warrants remain outstanding) and for the benefit of the Purchaser:

7.1      Information. The Company will deliver to each holder of the Convertible
Note:

             (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the SEC and (iii) any material press releases issued by the Company or any Subsidiary;

             (b) within five Business Days after the Company's Chief Executive Officer or Chief Financial Officer obtains knowledge of a Default or Event of Default , a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

             (c) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

             (d) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

             (e) promptly following the commencement thereof, notice and a description in reasonable detail of any material litigation or proceeding to which the Company or any Subsidiary is a party which the Company is required to disclose in its SEC Reports.

7.2 Payment of Obligations. The Company and its Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

7.3 Maintenance of Property; Insurance. The Company and each Subsidiary will keep, all property useful and reasonably necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

7.4 Maintenance of Existence. The Company will continue to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business except as permitted pursuant to Section 8.5.

7.5 Compliance with Laws. The Company and each Subsidiary will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except
(i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

7.6 Inspection of Property, Books and Records. The Company and each Subsidiary will keep proper books of record and account in accordance with GAAP; and will permit, during normal business hours upon reasonable notice, the Purchaser or an Affiliate thereof, as representatives of the Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times at Purchaser's expense. The Purchaser and any such Affiliate shall maintain the confidentiality of any information of the Company disclosed to it.

7.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

7.8 Supplemental Information. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

7.9      Reserved Shares and Listings.

             (a) The Purchaser acknowledges that the Company does not presently have sufficient authorized but unissued shares of Common Stock to deliver to the Purchaser upon exercise of the Warrants and conversion of the Convertible Notes. No later than July 14, 2000, the Company shall have taken all action necessary, including, without limitation, calling a meeting of shareholders to amend its certificate of incorporation to authorize a sufficient number of shares to enable the Company to issue the Maximum Number of Shares plus the shares issuable upon exercise of the Warrant;

             (b) Subject to Section 7.9(a), the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Note and issuance of the Conversion Shares (based on the Maximum Number of Shares under the Convertible Note), and the exercise in full of the Warrants and the issuance of the Warrant Shares (based on the exercise price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Convertible Note and exercise of the Warrants without the prior written consent of the Purchaser.

             (c) The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion or exercise of the Convertible Note and Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc., and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to the Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market.

             (d) On or prior to the date that the SEC declares effective the Required Registration Statement, the Company shall properly file all Listing Applications with the Nasdaq Market associated with the shares of Common Stock covered by such registration statement.

7.10 Issuance of Shares of Common Stock. Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Conversion Shares or Warrant Shares, as applicable, in such amounts as specified from time to time by the Purchaser to the Company upon proper conversion of the Convertible Note or exercise of the Warrants. Upon conversion of the Convertible
Note in accordance with its terms, and/or exercise of the Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as a Required Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of Convertible Note or exercise of the Warrants, if transferred pursuant to such Required Registration Statement, shall be issued to any transferee of such shares from Purchaser without any restrictive legend. Nothing in this Section 7.12 shall affect in any way Purchaser's obligations to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

7.11 Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonable determine is necessary to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

8.       NEGATIVE COVENANTS

         The Company or the Purchaser, as the case may be, hereby agrees that, from and after the date hereof for so long as the Convertible Note remains outstanding and for the benefit of the other party:

8.1 Limitation on Debt or Other Liabilities. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Debt; PROVIDED that the following items of Debt shall be excluded from such calculation (such Debt being referred to as "Permitted Debt"):

             (a) Debt not in excess of $1,000,000 aggregate principal amount which is outstanding on the date hereof and which would be reflected on a consolidated balance sheet of the Company as of the date hereof prepared in accordance with GAAP;

             (b) Non-recourse Debt not in excess of $1,000,000 aggregate principal amount which Debt, by its terms, bars the lender thereof from action against the Company or any Subsidiary, as borrower, if the security value falls below the amount required to repay such Debt;

             (c) Debt not in excess of $2,000,000 aggregate principal amount incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and

             (d) Debt not in excess of $5,000,000 aggregate principal amount incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business.

             (e) Debt which is subordinated to this Convertible Note as to payment on the Subordination Terms set forth in EXHIBIT E or on such other terms as shall have been approved in advance of the incurrence of such Debt by the Purchaser as evidenced by the written approval of the Purchaser given prior to the incurrence of such Debt and for which no payment of principal of such Debt is scheduled to be due prior to the date that is six months after the Maturity Date; so long as in the case of Debt permitted by the preceding clauses (b) through (e), at the time of incurrence of such Debt no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence.

8.2 Exclusivity. For a period of thirty (30) days from March 17, 2000 (the "Exclusivity Period"), the Company will not, and will not permit its officers, directors, employees, agents or representatives to enter into or participate in material discussions with any third party other than the Purchaser and its Affiliates concerning (i) the possible acquisition or sale of the Company or of substantially all of its stock or assets, including its technology; or (ii) an agreement to loan One Million Dollars ($1,000,000) or more to the Company or similar financing arrangement. If the Company breaches this provision, the Company shall pay Purchaser, as liquidated damages, the sum of Two Million Dollars ($2,000,000) without the necessity of proof by the Company of actual damages (the "Liquidated Damages Amount"). The parties acknowledge that the Liquidated Damages Amount is a fair and reasonable measure of the damages that the Purchaser would sustain as a result of the breach of this provision, and that the amount of actual damages in the event of such breach would be impossible to ascertain. The parties acknowledge and agree that, in addition to all other remedies available (at law or otherwise) to Purchaser, Purchaser shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of this provision.

8.3 Standstill. For a period of two years after the Closing, the Company and the Purchaser shall not and shall cause their Affiliates to refrain from, directly or indirectly, alone or in concert with others, acquiring, offering to acquire (by purchase, gift or otherwise) or selling short the securities of the other party hereto, or otherwise in any manner seeking to depress the price of the securities of the other party hereto through trading in the securities of such party or derivatives of such securities.

8.4 Transactions with Affiliates. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment in (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (i) pursuant to those agreements specifically identified on
Schedule 8.4 attached hereto (with a copy of such agreements annexed to such Schedule 8.4) (ii) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company or (iii) with and among the Company and its Subsidiaries; PROVIDED that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

8.5 Merger or Consolidation. The Company will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Securities and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, American Stock Exchange, or the Nasdaq Stock Market's National Market or the Nasdaq Small Cap Market and (z) the Company has delivered to the Purchaser an officers' certificate stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound by all of the agreements and covenants set forth in the Transaction Agreements as if such surviving Person is the Company, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

8.6 Restrictions on Certain Amendments. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing indebtedness, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect the Purchaser without the prior written consent of the Purchaser, which such consent shall not be unreasonably withheld.

8.7 Limitation on Asset Sales. Neither the Company nor any Subsidiary will consummate an Asset Sale unless (a) it receives consideration in cash at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors) and (b) the Net Cash Proceeds of such sale are used either
(i) to purchase similar assets in the same line of business of equivalent value within twelve (12) months of the date of the Asset Sale or (ii) to immediately redeem or prepay the Convertible Note or (iii) for a combination of purchases and prepayment permitted by the foregoing clauses (i) and (ii). As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Section 8.5), other than a disposition of property or assets in the ordinary course of business.

8.8 Limitation on Subsidiaries. Neither the Company nor any Subsidiary shall permit the creation of any Subsidiaries in which the Company, directly or indirectly, does not own at least a majority of the outstanding equity interests, unless approved by the Purchaser, which such consent shall not be unreasonably withheld.

8.9 Limitation on Stock Repurchases. So long as the Convertible Note is outstanding, the Company shall not, without the prior written consent of the Purchaser, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any rolling twelve
(12) month period more than five percent (5%) of the shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares held by persons others than the Purchaser.

9.       LIMITATION ON TRANSFERS

9.1 Restrictions on Transfer. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 9.

9.2      Restrictive Legends.

             (a) Each certificate for Securities issued to Purchaser or to a subsequent transferee shall (except as contemplated by Section 7.12 and Section
9.1 hereof) include a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER

                  THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

9.3 Notice of Proposed Transfers. Prior to any proposed Transfer of the Securities other than a transfer (i) registered under the Securities Act, (ii) to an affiliate of Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, PROVIDED that any such transferee shall agree to be bound by the terms of this Agreement, and (iii) to be made in reliance on Rule 144 under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

10.      ADDITIONAL AGREEMENTS AMONG THE PARTIES

10.1     Liquidated Damages.

             (a) The Company shall, and shall use its best efforts to cause its transfer agent to, issue and deliver shares of Common Stock within five (5) trading days of delivery of a properly completed Notice of Conversion or Notice of Exercise, as applicable (the "Deadline") to the Purchaser (or any party receiving Securities by Transfer from Purchaser) at the address of the Purchaser set forth in the Notice of Conversion or Notice of Exercise, as the case may be. Consistent with Section 7.12 hereof, if such Notice of Conversion or Notice of Exercise, as applicable, is delivered while a Required Registration Statement is effective, such certificates shall be delivered without restrictive legend if such shares are being transferred pursuant to such Required Registration Statement. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Purchaser.

             (b) Without in any way limiting the Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares or Warrant Shares following delivery of a properly completed Notice of Conversion or Notice of Exercise is more than one (1) Business Day after the Deadline, the Company shall pay to the Purchaser as liquidated damages and not a penalty $1,000 per day in cash, for each of the first two (2) days beyond the Deadline and $2,500 per day in cash for each day thereafter that the Company fails to deliver such Common Stock. Such cash amount shall be paid to the Purchaser by the fifth day of the month following the month in which it has accrued or, at the option of the Purchaser (by written notice to the Company by the first day of the month following the month in which it has accrued).

10.2 Conversion Notice. The Company agrees that, in addition to any other remedies which may be available to the Purchaser, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by Purchaser in breach of this Agreement) to effect delivery to Purchaser of certificates as contemplated by Section 10.1 representing the shares of Common Stock on or prior to the Deadline after conversion of the Convertible Note, or certificates contemplated by Section 10.1 after exercise of any Warrant, Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise.

10.3 Delivery of Source Code. Within five (5) days of the Closing Date, the Company shall deliver to the Purchaser in escrow, the Source Code and the Commentary (each as defined in the License Agreement) for the software programs entitled "Dr. Chart" and "@Rx," together will all necessary codes, keys and all similar types of access information in order to access all such Source Code and to customize, modify, and manipulate the related software programs. The Purchaser shall deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of the Purchaser. The Purchaser shall have the obligation to use its best efforts to protect and maintain the confidentiality of the deposit materials. The Purchaser shall not disclose, transfer, make available, or use the deposit materials and shall not disclose the contents of the deposit material to any third party or to any unauthorized personnel. Upon the occurrence of an Event of Default which remains uncured for a period of thirty (30) days, the Company shall grant to the Purchaser a perpetual, non-exclusive, non-transferable, limited license to use and copy "Dr. Chart" and "@Rx", in source code form, and to create derivative works therefrom, thirty (30) days from such Event of Default if such Event of Default remains uncured. The Purchaser will acknowledge and agree that such license shall not commence unless and until such Event of Default occurs and remains uncured for a period of thirty (30) days, and the Purchaser shall have no right to use any source code unless and until the occurrence and continuance of such Event of Default.

10.4     Registration Rights; Additional Registration Statements.

             (a) The Company shall grant the Purchaser registration rights covering the Conversion Shares and Warrant Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement.

             (b) At any time during the period ending on the first date that follows a total of 90 days following the effectiveness of a Required Registration Statement during which there has been no (i) Registration Default relating to such Required Registration Statement or (ii) any other delay in the ability of the Purchaser to sell the Common Stock pursuant to such Required Registration Statement, the Company agrees that it will not cause any registration statement (other than a Required Registration Statement or an Issuer Registration Statement) to be declared effective by the SEC.

             (c) At any time during the period beginning on the date Purchaser demands registration pursuant to the Registration Rights Agreement and ending on the date of the effectiveness of a Required Registration Statement filed pursuant to such demand, the Company agrees that it will not file any registration statement (other a Required Registration Statement or an Issuer Registration Statement) without the written consent of the Purchaser.

             (d) A "Registration Default" shall have occurred if

                 (i) a registration statement on which the Registrable Securities are listed pursuant to the Registration Rights Agreement (a "Required Registration Statement") is not declared effective by the SEC within 120 days of the filing thereof (the "Required Effectiveness Date"); or

                 (ii) such effectiveness is not maintained for a continuous period of at least 90 days (the "Registration Maintenance Period"), and provided the Purchaser has not unreasonably delayed providing any information concerning the Purchaser as selling shareholder as may be reasonably requested by the Company for inclusion in such Required Registration Statement; or

                 (iii) the Company has filed or caused to be declared effective a registration statement (other than a Required Registration Statement or an Issuer Registration Statement) in breach of Sections 10.4(b) or (c).



11.      ADJUSTMENT OF FIXED PRICE

11.1 Reorganization. The Conversion Price, and the Maximum Number of Shares (collectively, the "Fixed Prices") shall be adjusted as hereafter provided.

11.2 Share Reorganization. If and whenever the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, consolidate the outstanding shares of Common Stock into a smaller number of shares, issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock, or make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock, any of such events being herein called a "Share Reorganization," then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

            (a) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

            (b) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

11.3 Rights Offering. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of Derivative Securities, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

            (a) the numerator shall be the sum of the number of shares of Common Stock outstanding on such record date, and a number obtained by dividing:

                 (i) either, (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

                 (ii) the Market Price of the Common Stock on such record date; and

            (b) the denominator shall be the sum of the number of shares of Common Stock outstanding on such record date, and the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities), the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

11.4 Special Distribution. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock shares of the Company of any class, other than Common Stock, rights, options or warrants, or any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course); and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

            (a) the numerator shall be the difference between (i) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common

Stock on such date; and (ii) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

            (b) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

11.5 Capital Reorganization. If and whenever there shall occur a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization, a consolidation, merger or amalgamation of the Company with, or into another body corporate, or the transfer of all or substantially all of the assets of the Company to another body corporate, (any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Note or exercise the Warrants after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion of the Convertible Note; PROVIDED, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that the holder of the Convertible Note shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

11.6 Adjustment Rules. The following rules and procedures shall be applicable to adjustments made in this Section 11:

            (a) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect; PROVIDED, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

            (b) no adjustment in the applicable Fixed Price shall be made pursuant to this Article 11 in respect of the issue from time to time of Common Stock to holders of Common Stock who exercise an option to receive substantially equivalent dividends in Common Stock in lieu of receiving cash dividends in the ordinary course; and

            (c) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the

Directors of the Company and any such determination shall be binding upon the Company and Purchaser.

11.7 Certificate as to Adjustment. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to the Purchaser a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

11.8 Notice to Purchaser. If the Company shall fix a record date for: any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares), any Rights Offering, any Special Distribution, any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares), or any cash dividend, the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.



12.      EVENTS OF DEFAULT

12.1 Events of Default. Each of the following events is an "Event of Default" under this Agreement and the Transaction Agreements:

            (a) failure by the Company to pay or prepay when due, all or any part of the principal on the Convertible Note (whether by virtue of the agreements specified in this Agreement or the Convertible Note) and the continuance of such failure for thirty (30) days);

            (b) failure by the Company or any of its Subsidiaries to pay or prepay when due, all or any part of the principal on the Permitted Debt and the continuance of such failure for thirty (30) days);

            (c) failure by the Company to pay (i) within thirty (30) days of the due date thereof any interest on the Convertible Note or (ii) within thirty (30) days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement;

            (d) failure by the Company to timely comply with the requirements of
Section 10.1(a) or (b) hereof, which failure is not cured within thirty (30) days of such failure;

            (e) an event of default or breach shall have occurred and continued for thirty (30) days after notice from the Purchaser under any Transaction Agreement;

            (f) failure on the part of the Company or any of its Subsidiaries to observe or perform any covenant contained in any part of Sections 7 or 8 of this Agreement and continuation of such default for thirty (30) days after notice;

            (g) the Company shall have its Common Stock delisted or suspended from the Nasdaq Market for at least fifteen (15) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's SmallCap Market or the Nasdaq Market within such fifteen (15) Trading Days;

            (h) the Company or any of its Subsidiaries has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors;

            (i) an involuntary case or other proceeding has been commenced against the Company or any of its Subsidiaries seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief has been entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

            (j) any representation, warranty, certification or statement made by the Company or any of its Subsidiaries in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made and such breach shall continue for thirty (30) days after notice; or

            (k) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000;

12.2 Default Remedies. If one or more of the above Events of Default shall have occurred and be continuing, then, and in every such occurrence, the Purchaser shall have the right to, by notice to the Company:

            (a) declare the Convertible Note to be, and the Convertible Note shall thereon become immediately due and payable, PROVIDED that in the case of any of the Events of Default specified in paragraph (h) or (i) above with respect the Company or any Subsidiary, then, without any notice to the Company or any other act by any Purchaser, the entire amount of the Convertible Note shall become immediately due and payable;

            (b) convert the Convertible Note at fifty percent (50%) of the Conversion Price;

            (c) exercise its rights under the Security Agreement; and

            (d) exercise its rights under the License Agreement, including the extension of the term of the License Agreement to a perpetual license and the release of the Purchaser of its obligation to make any payments to the Company pursuant thereto;

PROVIDED further, if any Event of Default has occurred and is continuing, and irrespective of whether the Convertible Note has been declared immediately due and payable hereunder, any Purchaser may proceed to protect and enforce the rights of Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3 Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchaser.

13.      MISCELLANEOUS

13.1 Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at the address set forth below, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified below, (ii) if given by mail, four (4) days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

         If to Company:    AHT Corporation
                           555 White Plains Road
                           Tarrytown, NY 10591
                           Telecopy: (914) 332-1741
                           Attn:   Jonathan Edelson, Chairman and
                                   Chief Executive Officer
                                   Eddy Friedfeld, General Counsel

         with a copy to:   John Suydam
                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, NY 10112
                           Telecopy: (212) 728-5950

         If to Purchaser:  Cybear, Inc.
                           5000 Blue Lake Drive, Suite 200
                           Boca Raton, FL 33431
                           Telecopy: (561) 994-2828
                           Attn: Timothy E. Nolan, President and
                                 Chief Operating Officer

         with a copy to:   Charles J. Rennert
                           Berman Wolfe Rennert Vogel & Mandler, P.A.
                           Bank of America Tower
                           100 Southeast 2nd Street, Suite 3500
                           Miami, FL 33131
                           Telecopy: 305-373-6036

13.2 No Waivers; Amendments. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No provision of this Agreement may be amended, supplemented or waived unless such amendment, supplement or waiver is in writing and is signed by the Company and the Purchaser.

13.3     Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each a "Controlling Person"), and the respective partners, agents, employees, officers and directors of Purchaser, its Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, PROVIDED that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; PROVIDED that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

            (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, PROVIDED, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchaser and the other Indemnified Parties, satisfactory in form and substance to the Purchaser, from all liability arising out of such action, claim, suit or proceeding.

            (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other, but also the relative fault of the Company and the Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

            (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3: (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Note and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party.

13.4 Expenses: Documentary Taxes. The Company agrees to pay (i) all reasonable out-of-pocket expenses of the Purchaser, including fees and disbursements of counsel, in connection with any waiver or consent hereunder or under any other Transaction Document or any amendment hereof or thereof and (ii) all reasonable out-of-pocket expenses of the Purchaser and each holder of Securities, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to the Purchaser, excluding its assigns.

13.5 Payment. The Company agrees that, so long as Purchaser shall own the Convertible Note purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (Eastern Standard Time) on the date of payment.

13.6 Usury. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Transaction Agreements, in no event shall the Transaction Agreements require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under the Transaction Agreements, or in the event the maturity of the indebtedness evidenced by such Transaction Agreements is accelerated in whole or in part, so that under any such circumstance, the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern or control, (b) neither the Company nor any other person or entity now or hereafter liable for repayment of the Convertible Note shall be obligated to pay the amount of such interest not permitted by the applicable usury laws, (c) any such excess which may have been collected shall be refunded to the Company and (d) the effective rate of interest for the Convertible Note shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws.

13.7 Successors and Assigns. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) shall be binding upon the Company and upon the Purchaser and its successors and assigns; (c) are not intended to confer upon any other person any rights or remedies hereunder; and (d) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Purchaser may assign its rights and delegate its respective obligations hereunder and thereunder to Andrx Corporation or another of its Affiliates. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

13.8 Brokers. The Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchaser in connection with the sale of the Securities. Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

13.9 CHOICE OF LAW. THIS AGREEMENT AND ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION AGREEMENT, WHETHER ASSERTED IN CONTRACT OR TORT, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT IN THE SOUTHERN DISTRICT OF FLORIDA AND OF ANY FLORIDA STATE COURT SITTING IN PALM BEACH COUNTY, FLORIDA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.10 Waiver of Jury Trial. The parties hereto each knowingly, voluntarily and intentionally waive their respective rights to a trial by jury in respect of any litigation related to or arising from this Agreement, or any course of conduct, course of dealing, statement or actions of any of the parties hereto.

13.11 Further Assurance. The Company and the Purchaser shall each take such further actions as requested by any party hereto which are necessary, desirable or proper to carry out the purposes of this Agreement and each Transaction Agreement.

13.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

13.13 Survival. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the payment in full of the Convertible Note and shall remain operative and in full force and effect.

13.14 Counterparts. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

                         [signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

AHT CORPORATION                                 CYBEAR, INC.

By: /s/ Jonathan Edelson                         By: /s/ Eric Moscow
   ---------------------------                      ---------------------------
Name: Jonathan Edelson                          Name: Eric Moskow, M.D.
Title: Chairman and Chief Executive Officer     Title: Executive Vice President

                                    EXHIBIT A

                   FORM OF 10% SENIOR SECURED CONVERTIBLE NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                          FORM OF NOTICE OF CONVERSION


         The undersigned hereby irrevocably elects to convert $__________ of the Company's 10% Senior Secured Convertible Note (the Convertible Note") into shares of Common Stock of AHT Corporation, par value $.01 per share, according to the conditions set forth in such Convertible Note, as of the date written below.

         If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

         Date of Conversion:         _________, 20__

         Applicable
         Conversion Price:          $_________ per share

         Signature of Holder:        ___________________________

                                     Name:_____________________

                                     Title: _____________________

         SSN or EIN of Holder:       ____________________

         Address of Holder:          ____________________________

                                     ____________________________


SHARES ARE TO BE REGISTERED IN THE FOLLOWING NAME:

         Name:                      ____________________

         SSN or EIN:                ____________________

         Address:                   ____________________________

                                     ____________________________

         Telephone Number:          (___) ___-____
         Fax Number:                (___) ___-____


SHARES ARE TO BE SENT OR DELIVERED TO THE FOLLOWING ACCOUNT:

         Account Name:              ____________________

         Address:                   ____________________________

                                     ____________________________

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT F

                               SUBORDINATION TERMS

         Any Debt to be issued as permitted by clause (e) of the definition of Permitted Debt in the Securities Purchase Agreement shall contain the following provisions and no provision inconsistent with the following provisions:

                           ARTICLE __ -- SUBORDINATION

1. AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each holder of the indebtedness created by this instrument (this "Debt") by its acceptance hereof or thereof covenants and agrees, expressly for the benefit of holders of Senior Debt, that this Debt shall be issued subject to the provisions of this Article; and each person holding this Debt, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on this Debt (including, without limitation, upon any redemption or repurchase of this Debt) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt in cash or other payment satisfactory to the holders of such Senior Debt.

No provision of this Article shall prevent the occurrence of any default or event of default with respect to this Debt.

2.       PAYMENTS TO HOLDERS OF THIS DEBT.

(a)(1) No payment shall be made with respect to the principal of, premium, if any, or interest on this Debt (including, without limitation, the redemption price with respect to any of this Debt to be called for redemption in accordance with its terms or any repurchase of this Debt) if:

(i) a default in the payment of principal, premium, if any, interest or other obligations in respect of the Senior Debt occurs and is continuing (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

(ii) a default, other than a Payment Default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt to accelerate its maturity and the holder of this Debt (or indenture trustee or other representative thereof) receives a notice of the default (a "Payment Blockage Notice") from a holder of Senior Debt, a representative of the holder of such Senior Debt or the Company (a "Non-Payment Default").

If the holder of this Debt (or indenture trustee or representative thereof) receives any Payment Blockage Notice pursuant to the immediately preceding clause (ii), no subsequent Payment Blockage Notice shall be effective for purposes of this Section __ unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on this Debt that have become due and are required by the terms of this Debt to be paid in cash have been paid in full in cash. No

Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder of this Debt (or indenture trustee or other representative thereof) shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such Non-Payment Default is based upon facts or events arising after the date of delivery of such Payment Blockage Notice.

(2) The Company may and shall resume payments on and distributions in respect of this Debt upon: (A) in the case of a Payment Default, the date upon which any such Payment Default is cured or waived or ceases to exist, or (B) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the holder of this Debt (or indenture trustee or other representative thereof) if the maturity of such Senior Debt has not been accelerated and no Payment Default with respect to any Senior Debt has occurred which has not been cured or waived (in which case clause (A) shall be applicable), unless this Section __ otherwise prohibits the payment or distribution at the time of such payment or distribution.

(b) A "Reorganization" shall include and mean any dissolution, winding up, total or partial liquidation or reorganization of the Company, or any similar transaction resulting in any payment or distribution of cash, securities or other property ("Distributions") to creditors, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings.

(c) Upon any Reorganization, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or payment thereof provided for in cash or other payment satisfactory to the holders of such Senior Debt, before any Distribution is made to, for, or on account of this Debt or any portion thereof (including, without limitation, any Distribution in connection with a payment of principal, interest or premium or the redemption or repurchase of all or any portion of this Debt) (other than Distributions in the form of junior securities as defined in Section 7).

(d) Upon any Reorganization, all Distributions (other than Distributions in the form of Junior Securities) on account of this Debt shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent, assignee for the benefit of creditors or other person making such Distribution directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order or the terms of any subordination as between or among such Senior Debt) or their respective representative or representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any Distribution is made on account of this Debt.

(e) In the event that, notwithstanding the foregoing, a Distribution (other than a Distribution in the form of Junior Securities) on account of this Debt is received by a holder thereof (or indenture trustee or other representative thereof) from the Company (including, without limitation, by way of set-off) or from the holder (or indenture trustee or other representative thereof) of any indebtedness subordinated to this Debt, such Distribution shall be held by the recipient or recipients thereof in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt, or their respective representative or representatives, in the same manner and fashion as the Company is obligated to make the same under paragraphs (d) and (e) above.

(f) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by any holder of this Debt (or indenture trustee or other representative thereof) before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or provision is made for such payment in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Debt, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representative or representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Debt.

(g) In the event of the acceleration of this Debt because of an event of default or any amount of principal of or premium on this Debt becomes due prior to the maturity date of this Debt, no payment or distribution (other than junior securities) shall be made any holder of this Debt (or indenture trustee or other representative thereof) in respect of the principal of, premium, if any, or interest on this Debt (including, without limitation, any redemption or repurchase price of any of this Debt called for redemption in accordance with its terms or submitted for redemption or repurchase at the option of the holder of this Debt in accordance with its terms, as the case may be), until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Senior Debt or such acceleration is rescinded in accordance with the terms of this Debt. If payment of this Debt is accelerated because of an event of default, the Company, the holder of this Debt (or indenture trustee or other representative thereof) shall promptly notify holders of the Senior Debt of such acceleration.

(h) Except as shall be specifically prohibited by this Section _, nothing contained in this Article shall prevent the Company from making any scheduled payment of principal or interest on this Debt.

3. SUBROGATION OF THIS DEBT. Subject to the payment in full of all Senior Debt in cash or other payment satisfactory to the holders of such Senior Debt, the rights of the holders of this Debt shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt to substantially the same extent as this Debt is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of (and premium, if any) and interest on this Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of this Debt would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article, to or for the benefit of the holders of Senior Debt by holders of this Debt (or indenture trustee or other representative thereof), shall, as among the Company, its creditors other than holders of Senior Debt, and the holders of this Debt, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the holders of this Debt pursuant to the subrogation provisions of this Article, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of this Debt.

4. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. It is understood that the provisions of this Article are and are intended solely for the purposes of defining the relative rights of the holders of this Debt, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Article or in the terms of this Debt is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the holders of this Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders of this Debt the principal of (and premium, if any) and interest on this Debt as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holders of this Debt and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any holder of this Debt from exercising all remedies otherwise permitted by applicable law upon default under this Debt, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

5. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the holders of this Debt shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, agent, assignee for the benefit of creditors, or other person making such payment or distribution, delivered to the holders of this Debt (or indenture trustee or other representative thereof), for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

6. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Convertible Note or the documents, agreements and instruments relating thereto or to this Debt, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

7. CERTAIN CONVERSIONS DEEMED PAYMENT. If this Debt is convertible into securities of the Company, for the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of this Debt in accordance with such conversion rights shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Debt or on account of the purchase or other acquisition of this Debt, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of this Debt shall be deemed to constitute payment on account of the principal of (and premium, if any) and interest on this Debt. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company, (b) securities of the Company that are subordinated in right of payment to all Senior Debt to substantially the same extent as, or to a greater extent than, this Debt is so subordinated as provided in this Article and (c) securities, if any, into which this Debt becomes convertible in connection with any business combination transaction if so provided in the terms of this Debt. Nothing contained in this Article or elsewhere in the terms of this Debt is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the holders of this Debt, the right, if any, which is absolute and unconditional, of the holder of this Debt, if by the terms of this Debt this Debt is convertible into securities of the Company, to convert this Debt in accordance with the terms of this Debt.

8. SENIOR DEBT ENTITLED TO RELY. The holders of Senior Debt shall have the right to rely upon this Article, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

9. DEFINITIONS. As used in this Article, the following terms shall have the following meanings:

                  "Company" means AHT Corporation, a Delaware corporation, and shall include its successors and assigns.

                  "Convertible Note" means the 10% Senior Secured Convertible Note due 2001 at any one time outstanding not in excess of the original aggregate authorized amount of $4,000,000, issued by the Company pursuant to the Securities Purchase Agreements, including any such note issued upon transfer thereof or in lieu of any such note that is mutilated, destroyed, lost or stolen.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated March 27, 2000, by and between the Company and Cybear, Inc., as amended from time to time.

                  "Senior Debt" means the principal of, premium, if any, and interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and any other payment, due pursuant to the Convertible Note and all renewals, extensions, refundings, deferrals, amendments or modifications of the Convertible Note, whether outstanding at the time of issuance of this Debt or thereafter incurred or created; unless in the case of any such renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such renewal, extension, refunding, amendment, modification or supplement is not superior in right of payment to, or is pari passu with, this Debt.

                                    EXHIBIT G

                            FORM OF LICENSE AGREEMENT

                                    EXHIBIT H

                           FORM OF GUARANTY AGREEMENT